UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

ADVANCED BIOENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Delaware	333-125335	20-2281511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 N. 8th Street, Geneva, Nebraska 68361
(Address of principal executive offices)

(402) 759-3773
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Lump Sum Design-Build Agreement between Advanced BioEnergy, LLC and Fagen, Inc.

On March 20, 2006, we entered into a Lump Sum Design-Build Agreement with Fagen, Inc. to establish a one hundred (100) million gallon per year dry grind ethanol production facility on our plant site located near the village of Fairmont, Nebraska. Pursuant to the Lump Sum Design-Build Agreement, the effective date is March 13, 2006. We expect that the plant will be substantially complete within 485 days after we provide Fagen, Inc. with our written Notice to Proceed.

Under the terms of the Lump Sum Design-Build Agreement, we will pay Fagen, Inc. $98,000,000, subject to any mutually agreed-upon adjustments and subject to a credit for the $92,500 we previously paid to Fagen Engineering, LLC for engineering performed pursuant to the Phase I and Phase II Engineering Services Agreement. Fagen, Inc. and Fagen Engineering, LLC are related entities.

We are obligated to make payments to Fagen, Inc. on a progress billing basis. We will retain a percentage of the amount submitted in each application for payment to be released when the plant is substantially complete up to a maximum amount which is specified in the Lump Sum Design-Build Agreement. Once this maximum has been retained, we are required to pay the full amount submitted in each application for payment. If we fail to pay all due and payable amounts within 15 days after the due date, we will be charged interest at a rate of approximately 18% per year. If we terminate the Lump Sum Design-Build Agreement for our convenience alone, or if Fagen, Inc. terminates for cause, we are required to pay Fagen, Inc. for use of Fagen, Inc.’s work product if we resume construction of the plant without utilizing its services.

Duties under the Lump Sum Design-Build Agreement

Under the terms of the Lump Sum Design-Build Agreement, Fagen, Inc. is responsible for the following:

•                                          Constructing our 100 million gallon per year ethanol plant;

•                                          Providing all necessary design services consistent with applicable law and provided by licensed design professionals either employed by Fagen, Inc. or qualified independent licensed design consultants;

•                                          Providing testing, maintenance and training for all of our employees required for the operation of the plant;

•                                          Providing to us a warranty that the work performed is of good quality, conforms to all contract and construction documents, and is free of defect in materials and workmanship;

•                                          Taking all actions necessary to remedy any deficiencies that prevent the successful completion of the performance tests and pay all design and construction costs associated with making the necessary corrections;

•                                          For a period of one year after substantial completion, correcting any defects in materials and workmanship and commencing correction of defects within seven days of receipt of notice from us that the work performed was defective; and

•                                          Indemnifying, defending and holding us, our officers, directors, agents and employees harmless against any claims, losses, costs, injuries, demands, penalties, damages, liabilities, including attorney’s fees and expenses, for any bodily injury, sickness, death or damage or destruction of property if such arises from the negligent acts, intentionally wrongful acts or omissions of Fagen, Inc., its consultants, agents or employees.

Under the terms of the Lump Sum Design-Build Agreement, we are responsible for the following:

•                                          Providing timely approval of preliminary construction documents;

•                                          Obtaining all necessary governmental permits as required by law and the agreement of the parties;

•                                          Obtaining and maintaining liability insurance to protect us from any claims that may arise from performance of our responsibilities;

•                                          Obtaining and maintaining property insurance for the full insurable value of the plant, including professional fees, overtime premiums and all other expenses incurred to replace or repair the ethanol plant; and

•                                          Indemnifying, defending and holding Fagen, Inc., its officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney’s fees and expenses, for any bodily injury, sickness, death or damage or destruction of property due to the negligent act, intentionally wrongful acts or omission of us, our officers, directors, employees and agents.

Fagen, Inc. has the right to terminate or postpone work and to reasonably adjust the time for completion of the plant if any of the following occurs:

•                                          We fail to make timely payment of amounts owed or cure problems within 7 days after work on the plant has ceased;

•                                          Any acts, omissions, conditions, events or circumstances beyond Fagen, Inc.’s control, provided the act or omission was not caused by Fagen, Inc., but caused by us or someone under our control resulting in a delay in performance under the Lump Sum Design-Build Agreement;

•                                          The presence of any hazardous conditions or materials at the construction site. Upon receiving notice of a hazardous condition, we must immediately correct the condition. After the condition is corrected and our experts provide written certification of correction and all necessary government approvals have been obtained, Fagen, Inc. should resume work in the affected area but may be entitled to an adjustment in price and time for completion if its price and performance time has been adversely affected; and

•                                          Work on the plant has stopped for 60 consecutive days, or more than 90 days total, provided the stoppage is not attributable to Fagen, Inc. or because we or the government ordered stoppage or because we failed to provide Fagen, Inc. with permits, information or approvals, Fagen is entitled to terminate the Lump Sum Design-Build Agreement if we do not cure within 7 days after receipt of Fagen’s termination notice.

We have the right to terminate the Lump Sum Design-Build Agreement for any reason. However, if our termination is without cause, we are required to provide Fagen, Inc. with 10 days prior written notice and pay Fagen, Inc. for the following:

•                                          All work completed and any proven loss, cost or expense incurred in connection with such work;

•                                          Reasonable costs and expenses attributable to the termination, including demobilization costs and amounts required to settle terminated contracts with previously-retained subcontractors and consultants;

•                                          Overhead and profit in the amount of 15% of the sum of the above-listed payments; and

•                                          All retained funds withheld by us for work completed in accordance with the Lump Sum Design-Build Agreement.

Under the terms of the Lump Sum Design-Build Agreement, Fagen, Inc. warrants that the material and equipment furnished to build the plant is new, of good quality, and free from material defects. All defects in materials or workmanship must be corrected by Fagen, Inc. for one year following the completion of the plant. Such defects could require us to suffer material adverse effects in the event that they precipitate delay or discontinuance of plant operations.

Performance Guarantee

Under the terms of the Lump Sum Design-Build Agreement, Fagen, Inc. guarantees that the plant will operate at a rate of 100 million gallons per year of denatured fuel grade ethanol.

Insurance Requirements

We have obtained and must maintain liability, property and casualty and other policies of insurance during the period of construction of the plant through the commencement of plant operations. Any failure by us to maintain adequate insurance coverage and/or self-retention limits may have a material adverse effect on our operations, cash flow and financial performance.

ICM License Agreement

On or about March 24, 2006, we also entered into a License Agreement with ICM, Inc., for limited use of ICM, Inc.’s proprietary technology and information to assist us in operating, maintaining, and repairing the ethanol production facility. Pursuant to the License Agreement, the effective date is March 16, 2006 We are not obligated to pay any fee to ICM, Inc. for use of the proprietary information and technology because our payment to Fagen, Inc. for the construction of the plant under Lump Sum Design-Build Agreement is inclusive of these costs.

Under the terms of the License Agreement, ICM, Inc. is responsible for the following:

•                                          Providing proprietary information and technology for our use in owning, operating, maintaining and repairing our plant including but not limited to documents, materials, process equipment and specifications procedures, standards of quality, service protocols, date collection methods,            construction specifications, training methods, and engineering standards;

•                                          Providing to us proprietary information concerning the design, arrangement, configuration, and specifications of the combinations of distillation, evaporation, and alcohol dehydration equipment, the combination of the distillers grain drying and hear recovery system generation equipment and all documents supporting those combinations, and the computer system known as the distributed control system and all attendant documents;

Under the License Agreement, ICM, Inc. retains the exclusive right and interest in the proprietary information and technology and the goodwill associated with that information. ICM, Inc. also may exercise its ability to assign its right, title and interest in the proprietary information and technology in whole or in part to a third party. ICM, Inc. may terminate the License Agreement upon written notice if we improperly use or disclose the proprietary information or technology at which point all proprietary property must be returned to ICM, Inc.

Under the terms of the ICM License Agreement, we are responsible for the following:

•                                          Using the information and technology obtained through this License Agreement for no other purpose than to operate, maintain and repair the ethanol production facility which is to be designed and built by Fagen, Inc;

•                                          Keeping confidential the information we obtain through the benefit of this License Agreement;

•                                          Indemnifying, defending, and holding harmless ICM, Inc., Fagen, Inc. and their respective representatives against any losses, damages, and expenses, including attorney’s fees, for any negligent act performed by us, our failure to comply with the operating procedures, or resulting from any unauthorized disclosure of the proprietary information or technology;

•                                          Notifying ICM, Inc. of any modifications to the proprietary information or technology and to assign all right, title or interest in the modification to ICM, Inc. We are, however, allowed to retain the right to use the modification at no cost to us;

•                                          Obtaining prior consent from ICM, Inc. before assigning any part of the information received under the License Agreement to a third party;

•                                          Retaining the proprietary property at our principal place of business or the plant;

If we fail to comply with the operating procedures set forth by ICM, Inc., all guarantees, representations and warranties previously given by ICM, Inc. concerning plant performance are void. Any assignment of the License Agreement will not release us from our duties and obligations and ICM, Inc. retains the right to seek damages due to any breach we commit. Under the License Agreement, we agree to waive all claims for any consequential damages arising out of the performance of the License Agreement, the Lump Sum Design-Build Agreement, or the proprietary information and technology. The maximum amount of recovery from ICM, Inc. for any claims relating to the License Agreement is $1,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

Date:	March 24, 2006	/s/ Revis L. Stephenson
Revis L. Stephenson III (Chairman and Principal Executive Officer)